UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012 (September 11, 2012)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-13111	84-0846389

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 South Street, Suite 104, New Providence, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, our Board of Directors (the “Board”) appointed Allen Kronstadt (“Kronstadt”) and Thomas Bowersox (“Bowersox”) as directors of Axion International Holdings, Inc. (the “Company”), pursuant to the Note Purchase Agreement dated as of August 24, 2012 (the “Note Purchase Agreement”), among the Company, MLTM Lending, LLC (“MLTM”), Samuel Rose (“Rose”), Kronstadt and the other investors identified on the signature page thereto (collectively with MLTM, Rose and Kronstadt, the “Investors”). Kronstadt was appointed to the Compensation Committee of the Board and Bowersox was appointed to the Audit Committee of the Board. On September 11, 2012, Peter Janoff, a member of the Board, notified the Board that he was resigning as a member of the Board effective as of such date.

On April 25, 2012, the Company entered into a Memorandum of Understanding with Melvin Lenkin, an affiliate of MLTM, Rose and Kronstadt pursuant to which the Company issued demand promissory notes (each, a “Demand Note” and collectively, the “Demand Notes”) in the aggregate principal amount of $5,000,001.00, including a Demand Note issued to Kronstadt in the principal amount of $1,666,667.00. The aggregate principal amount of the Demand Notes, together with accrued interest in the amount of $128,518.54, was repaid pursuant to the Note Purchase Agreement. Interest accrued on the Demand Notes at the rate of 8.0% per annum.

Under the terms of the Note Purchase Agreement, the Company issued and sold to the Investors an aggregate principal amount of $5,128,519.54 of the Company’s 8.0% convertible promissory notes (the “Convertible Notes”) which are initially convertible into shares of the Company’s common stock, no par value (the “Common Stock”), at a conversion price equal to $0.40 per share of Common Stock, subject to adjustment as provided on the terms of the Convertible Notes, and associated warrants (the “Warrants”) to purchase, in the aggregate, 12,821,302 shares of Common Stock, exercisable at an exercise price of $0.60 per share of Common Stock, subject to adjustment as provided on the terms of the Warrants. In consideration for the issuance of the Notes and the Warrants, the Investors converted the aggregate principal amount outstanding, together with all accrued and unpaid interest, under the Demand Notes. As of the date hereof, the initial aggregate principal amount of the Convertible Notes remains outstanding, and no principal or interest has been paid to date. Interest accrues on the Convertible Notes at the rate of 8.0% per annum.

Pursuant to the Note Purchase Agreement, Kronstadt purchased a Convertible Note in the original principal amount of $1,709,629.97 which is initially convertible into 4,274,075 shares of Common Stock and an associated Warrant to purchase 4,274,075 shares of Common Stock. Kronstadt converted $1,666,667.00 in principal, together with $42,962.97 of accrued and unpaid interest, under his Demand Note as consideration for his Convertible Note and associated Warrant.

In connection with the entry into the Note Purchase Agreement, pursuant to the terms thereof, on August 24, 2012, (i) the Company and the Investors entered into a Registration Rights Agreement pursuant to which the Company granted to the Investors certain demand and piggyback registration rights with respect to the registration of certain Company securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and (ii) the Company, Axion International, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Axion International”), and the Investors entered into a Security Agreement pursuant to which the Company and Axion International granted a security interest and lien in all of their assets and rights to the Investors to secure the Company’s obligations under the Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 12, 2012	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon
Chief Financial Officer